Exhibit 99.1

Viveve Signs Exclusive Distribution Partnership in Canada with Salient Medical Solutions

- Company expands North America commercial capabilities

ENGLEWOOD, CO – August 22, 2019 – Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women’s intimate health, today announced an exclusive distribution agreement with Salient Medical Solutions, a leading distributor of innovative world-class medical devices and technologies in Canada.

“We are pleased to partner with Salient Medical to expand the commercial availability of the Viveve® System to physicians and healthcare providers throughout Canada,” said Scott Durbin, chief executive officer of Viveve. “As we make the shift to the recurring revenue model in the U.S., this partnership strategically expands our commercial capabilities with a large and established distributor with over 25 years of experience supplying leading-edge technologies to medical specialists and practices offering women’s health treatments. We are confident that their specialized sales team will enhance physician adoption and utilization of our cryogen-cooled monopolar radiofrequency (CMRF) technology.”

Jay Herman, president of Salient Medical, commented, “We are excited to add the Viveve System to our product portfolio, which gives aesthetic, medical, and women’s health providers the opportunity to expand their practices and offer the clinically-proven single session Viveve treatment to their patients. Health Canada’s approval of the Viveve System for improved sexual function is a valuable differentiator from other devices in this space. This exclusive distribution agreement expands our proven record of success in bringing safe and effective, leading-edge medical technologies to our clients and we look forward to our partnership with Viveve.”

About Salient Medical

Salient Medical Solutions is a Canadian distributor and manufacturer of globally sourced medical devices and skincare products. With over 30 years of experience, nationwide reach, and ISO13485:2016 MDSAP certification, Salient is trusted by manufacturers and customers to provide Canadians with the most current, effective and advanced Health Canada approved technologies available. For more information visit www.salientmed.com

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women's intimate health. Viveve is committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System incorporates cryogen-cooled monopolar radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session.

International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in over 50 countries. Viveve is conducting VIVEVE II, a multicenter, randomized, double-blind, sham-controlled clinical trial to assess improvement of sexual function in women following vaginal childbirth. Completion of full 250 subject enrollment was announced in early March 2019. If successful, VIVEVE II results could support a marketing application for a new U.S. commercial indication. Currently, in the United States, the Viveve® System is cleared by the FDA for use in general surgical procedures for electrocoagulation and hemostasis. For more information visit www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or pursue strategic alternatives, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

Investor Relations contacts:

Sarah McCabe
Stern Investor Relations, Inc.
(212) 362-1200
sarah.mccabe@sternir.com

Amato and Partners, LLC
Investor Relations Counsel
admin@amatoandpartners.com

Media contact:

Jenna Iacurci
Berry & Company Public Relations
(212) 253-8881
jiacurci@berrypr.com

Canadian contact:

Jason Perlman

Salient Medical Solutions

(416) 736-3553 x333

jason.perlman@salientmed.com